Exhibit 99.1

             ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.19

                        Asset Backed Funding Corporation
                               ABFC 2005-AQ1 Trust
             Asset-Backed Pass-Through Certificates, Series 2005-AQ1

      I, John P. Grazer, hereby certify that I am a duly appointed Executive Vice President of Ameriquest Mortgage Company (the "Servicer"), and further certify as follows:

      1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Asset Backed Funding Corporation, as depositor, the Servicer and Deutsche Bank National Trust Company, as trustee.

      2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

      Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

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      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
3/14/06.

By: /s/ John P. Grazer
    ------------------
Name: John P. Grazer
Title: EVP

      I, Denise Apicella, an Assistant Secretary of the Servicer, hereby certify that John P. Grazer is a duly elected, qualified, and acting Executive Vice President of the Servicer and that the signature appearing above is his genuine signature.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 3/14/06.

By: /s/ Denise Apicella
    -------------------
Name: Denise Apicella
Title: Asst. Secretary